EXHIBIT 23.5

TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of SM Energy Company of information contained in our audit report dated January 10, 2025, setting forth estimates of revenues from SM Energy Company's oil, gas and NGL reserves as of December 31, 2024.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

January 30, 2026

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
555 17TH STREET, SUITE 985	DENVER, COLORADO 80202	TEL (303) 339-8110